EXHIBIT 2.1 Agreement and Plan of Reorganization, dated November 1, 1997, among Outback Steakhouse, Inc., Outback Steakhouse of Florida, Inc., Hood & Associates, Inc. and Dennis Hood (included as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated herein by reference).